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Exhibit 10.1

EXECUTION VERSION

SIDE AGREEMENT CONCERNING
SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

        THIS SIDE AGREEMENT CONCERNING SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this "Agreement") is entered into as of August 20, 2019 by and between Industrial Property Trust Inc. a Maryland corporation (the "General Partner"), and Industrial Property Advisors Group LLC, a Delaware limited liability company (the "Special Limited Partner").

        WHEREAS, the General Partner is the general partner and a limited partner of Industrial Property Operating Partnership LP ("Operating Partnership") and the owner of 100% of the outstanding Class A partnership units in Operating Partnership ("Class A Units");

        WHEREAS, the Special Limited Partner is the owner of 100% of the outstanding special partnership units in Operating Partnership ("Special Partnership Units");

        WHEREAS, the General Partner and the Special Limited Partner are parties to that certain Second Amended and Restated Limited Partnership Agreement of Operating Partnership, dated August 14, 2015 (the "Limited Partnership Agreement");

        WHEREAS, Section 8.7 of the Limited Partnership Agreement (the "Conversion and Redemption Provision") provides that in connection with a Termination Event or a Liquidity Event, the Special Partnership Units will be exchanged for Class A Units with a value equal to the Net Sales Proceeds that would have been distributed to the Special Limited Partner under Section 5.2(b)(i)(B)(2) of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement and then such Class A Units will automatically be redeemed by Operating Partnership for cash;

        WHEREAS, the General Partner is a party to that certain Amended and Restated Agreement and Plan of Merger among Prologis, L.P. ("Prologis"), Rockies Acquisition LLC and the General Partner, dated as of August 20, 2019 (the "Merger Agreement"), pursuant to which the General Partner will sell substantially all of its assets to Prologis through certain merger and asset transfer transactions (all such transactions contemplated by the Merger Agreement, the "Proposed Transactions"); and

        WHEREAS, in connection with the Proposed Transactions, and in accordance with the Limited Partnership Agreement, the General Partner and the Special Limited Partner desire to provide that the Conversion and Redemption Provision shall not apply with respect to the Proposed Transactions and agree that the Net Sales Proceeds of the Proposed Transactions instead will be distributed in accordance with Section 5.2(b)(i) of the Limited Partnership Agreement.

        NOW, THEREFORE, in furtherance of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto hereby agree as follows:

          1.    Definitions.     Capitalized terms used in this Agreement that are not defined herein shall have the meanings given to such terms in the Limited Partnership Agreement.

          2.    Proposed Transactions.     The General Partner and the Special Limited Partner hereby agree that the Conversion and Redemption Provision shall not apply with respect to the Proposed Transactions.

          3.    Distribution of Net Sales Proceeds.     The General Partner and the Special Limited Partner hereby agree that the Net Sales Proceeds of the Proposed Transactions will be distributed in accordance with Section 5.2(b)(i) of the Limited Partnership Agreement.

          4.    Future Sales.     The General Partner and the Special Limited Partner hereby agree that, following the Proposed Transactions, in the event of any Sale, Termination Event or Liquidity Event, the Special Limited Partner may, in its discretion, choose to either (i) require the exchange and full or partial redemption of the Special Partnership Units in accordance with the terms of the

  Conversion and Redemption Provision, or (ii) receive distributions of Net Sales Proceeds in accordance with Section 5.2(b)(i)(B)(2) of the Limited Partnership Agreement.

          5.    Limited Amendment.     This Agreement shall constitute an amendment of the Limited Partnership Agreement in accordance with Article 11 of the Limited Partnership Agreement. Except as amended and modified hereby, the Limited Partnership Agreement shall be and shall remain unchanged and in full force and effect in accordance with its terms, and, as the Limited Partnership Agreement is amended and modified hereby, the Limited Partnership Agreement is hereby ratified, adopted and confirmed.

          6.    Miscellaneous.     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns and may not be assigned by either party without prior written consent of the of the other party. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware, excluding its conflicts of laws principles. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or email shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

COMPANY:
INDUSTRIAL PROPERTY TRUST INC.
By:	/s/ THOMAS MCGONAGLE
	Name:	Thomas McGonagle
	Title:	Managing Director, CFO
SPECIAL LIMITED PARTNER:
INDUSTRIAL PROPERTY ADVISORS GROUP LLC
By:	/s/ EVAN ZUCKER
	Name:	Evan Zucker
	Title:	Manager

[Signature Page to Side Agreement Concerning
Second Amended and Restated Limited Partnership Agreement]

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  Exhibit 10.1
SIDE AGREEMENT CONCERNING SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
  1. Definitions.
  2. Proposed Transactions.
  3. Distribution of Net Sales Proceeds.
  4. Future Sales.
  5. Limited Amendment.
  6. Miscellaneous.